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Exhibit 10.21

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the         day of                        , 2007, by and among MARKWEST ENERGY PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), and each of JOHN M. FOX ("Fox") and MWHC HOLDING, INC., a Colorado corporation (each, a "Holder" and collectively, the "Holders").

RECITALS

        WHEREAS, MarkWest Hydrocarbon, Inc. ("Hydrocarbon"), the Partnership and WMEP, L.L.C. ("Merger Sub") are parties to an Agreement and Plan of Redemption and Merger, dated as of September 5, 2007 (the "Merger Agreement"), pursuant to which, (i) Hydrocarbon will redeem a portion of its outstanding shares of common stock, par value $0.01 per share, of Hydrocarbon (the "Common Stock") and then (ii) Merger Sub will merge (the "Merger") with and into Hydrocarbon, with Hydrocarbon surviving, such that following the Redemption and Merger, Hydrocarbon will be a direct, wholly owned subsidiary of Energy Partners;

        WHEREAS, the Partnership has conditioned its execution of the Merger Agreement upon the execution and delivery by the Holders of that certain Voting Agreement by and among the Partnership and the Holders dated as of September 5, 2007 (the "Voting Agreement");

        WHEREAS, in connection with the Merger, it is anticipated that the Holders will receive Common Units;

        WHEREAS, Fox is also a "Holder" under a Class B Membership Interest Contribution Agreement, dated September 5, 2007 by and among the Partnership and those parties designated as "Holders" therein (the "Class B Agreement"), pursuant to which, among other things, the Partnership will acquire (the "Class B Acquisition") the Class B membership interests in MarkWest Energy GP, L.L.C., a Delaware limited liability company (the "General Partner"), of Fox for a combination of cash and Common Units; and

        WHEREAS, the transferability of the Common Units received in connection with the Merger may be limited by the provisions of Rule 145(c) under the Securities Act (as defined below) and if the Holders are affiliates of the Partnership and the transferability of the Common Units received in the Class B Acquisition may be limited by the provisions of Rule 144 under the Securities Act, and the Partnership, in consideration of the execution and delivery by the Holders of the Voting Agreement and the Class B Agreement, has agreed to provide the Holders with the registration rights set forth herein.

        NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

        1.1    Definitions.    As used in this Agreement the following terms shall have the following respective meanings:

          (a)   "Amended and Restated Partnership Agreement" means the Third Amended and Restated Partnership Agreement of the Partnership.

          (b)   "Business Day" means any day which is not a Saturday, Sunday or other day on which banks are authorized or required to be closed in the City of New York.

          (c)   "Common Units" means the common units representing limited partner interests of the Partnership having the rights and obligations specified with respect to Common Units in the Amended and Restated Partnership Agreement.

          (d)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (e)   "Managing Underwriter" means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

          (f)    "Prior Holders" means Tortoise MWEP, L.P., a Kansas limited partnership, each investor party listed on Schedule A to the Registration Rights Agreement dated June 13, 2003, by and among Partnership and such investor parties, each investor party listed on Schedule A to the Registration Rights Agreement dated July 30, 2004, by and among Partnership and such investor parties, each investor party listed on Schedule A to the Registration Rights Agreement dated November 9, 2005, by and among Partnership and such investor parties and each investor party listed on Schedule A to the Registration Rights Agreement dated December 23, 2005, by and among Partnership and such investor parties, in each case, solely to the extent that such parties continue to have rights to a Piggyback Registration (as defined in Section 2.4) pursuant to such agreements.

          (g)   "Prospectus" means the prospectus included in the Registration Statement, including all documents incorporated by reference therein, and each prospectus supplement relating to the offering and sale of any of the Registrable Securities.

          (h)   "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (i)    "Registrable Securities" means Common Units acquired by the Holders in the Merger or pursuant to the Class B Acquisition and any other equity interests of the Partnership issued in respect of such Common Units as a result of splits, dividends, reclassification, recapitalizations, mergers, consolidations or similar events. Any Registrable Securities will cease to be Registrable Securities when (i) such Registrable Securities have been disposed of pursuant to the Registration Statement or Rule 144 (or any similar provision then in force under the Securities Act), (ii) such Registrable Securities are eligible for resale pursuant to Rule 144(k) (or any similar provision then in force under the Securities Act)) or (iii) such Registrable Securities are no longer held by the Holder or its transferees or assignees permitted under Section 2.6.

          (j)    "Registration Expenses" means all expenses incurred by the Partnership in complying with Sections 2.1 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Partnership, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Partnership which shall be paid in any event by the Partnership).

          (k)   "SEC" or "Commission" means the Securities and Exchange Commission.

          (l)    "Securities Act" means the Securities Act of 1933, as amended.

          (m)  "Selling Expenses" means all fees and disbursements of counsel to the Holders and all underwriting discounts, selling commissions and brokerage fees applicable to the sale of Registrable Securities.

          (n)   "Underwritten Offering" means an offering in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a "bought deal" with one or more investment banks or any similar offering.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

        2.1    Registration Rights.

          (a)   As soon as practicable after the Closing (as defined in the Merger Agreement), and in any event within forty-five (45) days after the Closing (or such earlier date as any other registration statement covering the resale of Common Units issued pursuant to the Class B Agreement is filed), the Partnership shall prepare and file with the Commission a Registration Statement (the "Registration Statement") which would permit the secondary resale thereunder of the Registrable Securities, subject to the terms and conditions of this Agreement. The Partnership shall use its commercially reasonable efforts to cause the Registration Statement to become effective no later than one-hundred fifty (150) days after the date of the Closing; provided, if the Commission notifies the Partnership that it will not review the Registration Statement and that the Partnership may request the acceleration of the effectiveness of the Registration Statement, the Partnership shall request that the staff of the Commission declare the Registration Statement effective within four (4) Business Days after receiving such notice of no review from the Commission. The term "Registration Statement" shall also include all exhibits and financial statements and schedules and documents incorporated by reference in such Registration Statement.

          (b)   The Registration Statement shall cover the resale of all the Registrable Securities for offering and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The section of the Registration Statement entitled "Plan of Distribution" shall be prepared in accordance with the requirements of Item 508 of Regulation S-K promulgated by the Commission under the Securities Act ("Regulation S-K") and shall be in such form as the Partnership and the Holders may reasonably agree. The section of the Registration Statement entitled "Plan of Distribution" shall also state (i) that the Holders may from time to time make sales of Registrable Securities pursuant to and in accordance with Rule 145(d) and/or Rule 144 under the Securities Act and (ii) that the Holders may from time to time make a private sale of Registrable Securities directly to the purchasers thereof in a transaction that does not involve any public offer or sale of Registrable Securities; provided that in the case of such private sale, the securities so sold shall not thereafter be subject to resale pursuant to the Registration Statement.

        2.2    Expenses of Registration.    Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2.1 and 2.4 herein shall be borne by the Partnership. Each Holder shall pay all Selling Expenses incurred in connection with any registration, sale or disposition of its Registrable Securities hereunder.

        2.3    Obligations with Respect to Registration.

          (a)   In connection with the Partnership's obligations under Section 2.1 hereof to effect the registration of the Registrable Securities under the Securities Act, the Partnership shall:

            (i)    subject to Section 2.3(b), use its commercially reasonable efforts to cause the Registration Statement to remain effective, and prepare and file with the Commission any amendments and supplements to the Registration Statement and to the Prospectus used in connection therewith as may be necessary to keep the Prospectus current and in compliance in all material respects with the provisions of the Securities Act, until the earlier to occur of (A) the later of (i) the expiration of a two-year period following the date of this Agreement, or (ii) such time as no Holder is an affiliate of the Partnership within the meaning of Rule 405 of the rules and regulations of the Securities Act, (B) the sale of all of the Registrable Securities covered by the Registration Statement, or (C) the tenth (10th) anniversary of the closing of the Merger;

            (ii)   notify each Holder, (A) when the filing of a post-effective amendment to the Registration Statement or supplement to the Prospectus is required, when the same is filed,

    and in the case of a post-effective amendment, when the same becomes effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or any Prospectus relating thereto and (C) of the entry of any stop order suspending the effectiveness of such Registration Statement or of the initiation of any proceedings for that purpose;

            (iii) furnish to each Holder a conformed copy of the Registration Statement as declared effective by the Commission and of each post-effective amendment thereto, and such number of copies of the final Prospectus and of each supplement thereto as may reasonably be required to facilitate the distribution of the Registrable Securities included in such Registration Statement;

            (iv)  register or qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Partnership shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (b)   Notwithstanding anything to the contrary contained herein, if at any time after the filing of the Registration Statement, the Partnership determines, in its reasonable business judgment, that such registration and offering could interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization, or other material transaction or development involving the Partnership or any of its affiliates or require the Partnership to disclose matters that otherwise would not be required to be disclosed at such time, then the Partnership may suspend the Holders' use of any Prospectus which is a part of the Registration Statement (in which event the Holders shall discontinue sales of Registrable Securities pursuant to the Registration Statement) by giving notice to the Holders. Any such notice need not specify the reasons for such suspension if the Partnership determines, in its reasonable business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material non-public information. In the event that such notice is given, then until the Partnership has determined, in its reasonable business judgment, that such registration and offering would no longer interfere with the matters described in the preceding sentence and has given notice thereof to the Holders, the Partnership's obligations under Section 2.3(a)(i) will be suspended. In the event of a suspension pursuant to this Section 2.3(b), then upon notice from the Partnership that such suspension is no longer in effect, the Holders may recommence distribution of Registrable Securities. Notwithstanding anything to the contrary contained herein, in no event shall any suspension under this Section 2.3(b) exceed sixty (60) days in any one hundred eighty (180)-day period or ninety (90) days in any 365 day period.

          (c)   The Partnership's obligations under this Agreement shall be conditioned upon the Holders' compliance with the following:

            (i)    each Holder shall cooperate with the Partnership in connection with the preparation of the Registration Statement, and for so long as the Partnership is obligated to keep the Registration Statement effective, such Holder will provide to the Partnership, in writing, for use in the Registration Statement, all information regarding such Holder and such other information as may be necessary to enable the Partnership to prepare the Registration Statement and Prospectus covering the Registrable Securities and to maintain the currency and effectiveness thereof;

            (ii)   each Holder shall permit the Partnership, underwriters, agents or broker-dealers of the offering or other distribution and their respective representatives and agents to examine such documents and records and shall supply any information as they may reasonably request in connection with the offering or other distribution in which such Holder proposes to participate;

            (iii) each Holder shall enter into such agreements with the Partnership and any underwriter, broker-dealer or similar securities industry professional containing representations, warranties, indemnities and agreements as are in each case customarily entered into and made by selling securityholders; and

            (iv)  on notice from the Partnership of the happening of any of the events specified in clauses (A), (B) or (C) of Section 2.3(a)(ii), or that, as set forth in Section 2.3(b), it requires the suspension by the Holders of the distribution of any of the Registrable Securities, then the Holders shall cease offering or distributing the Registrable Securities until such time as the Partnership notifies the Holders that offering and distribution of the Registrable Securities may recommence; provided, however, nothing contained herein shall in any way limit the ability of the Holders to sell Registrable Securities in a private offering in which such Registrable Securities may be sold in compliance with the Securities Act without registration.

          (d)   Notwithstanding any other provision of this Agreement, no Holder shall be entitled to "demand" rights or similar rights that would require the Partnership to effect an Underwritten Offering of Registrable Securities on such Holder's behalf.

        2.4    Piggyback Registration.

          (a)   If the Partnership or any subsidiary of the Partnership at any time proposes to (i) file a prospectus supplement to an effective shelf registration statement with respect to an Underwritten Offering of Common Units for its own account or (ii) register any Common Units for its own account for sale to the public in an Underwritten Offering other than, in the case of clause (ii), (A) a registration relating solely to employee benefit plans, (B) a registration relating solely to a Rule 145 transaction, or (C) a registration on any registration form which does not permit secondary sales, then, as soon as practicable following the engagement of counsel by Partnership to prepare the documents to be used in connection with an Underwritten Offering, Partnership shall give written notice of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities as each such Holder may request in writing (a "Piggyback Registration"); provided, however, that Partnership shall not be required to offer such opportunity to Holders to the extent Partnership has been advised by the Managing Underwriter of such Underwritten Offering that the inclusion of Registrable Securities for sale for the benefit of the Holders will have a materially adverse effect on the price, timing or distribution of the Common Units. The notice required to be provided in this Section 2.4(a) to Holders shall be provided on a Business Day pursuant to Section 3.1 hereof and receipt of such notice shall be confirmed by the Holder. Subject to Section 2.4(b), Partnership shall include in such Underwritten Offering all such Registrable Securities ("Included Registrable Securities") with respect to which Partnership has received requests from Holders (each, a "Participating Holder" and collectively, the "Participating Holders") within three (3) Business Days after Partnership's notice has been delivered in accordance with Section 3.1, except that Holders shall have one (1) Business Day after receipt of such notice to request inclusion in the case of a "bought deal" or "overnight" offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, Partnership may, at its election, give written notice of such determination to the Participating Holders and, (i) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable

  Securities in connection with such terminated Underwritten Offering, and (ii) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Participating Holder shall have the right to withdraw such Participating Holder's request for inclusion of such Participating Holder's Registrable Securities in such Underwritten Offering by giving written notice to Partnership of such withdrawal up to and including the time of pricing of such Underwritten Offering.

          (b)   If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in a Piggyback Registration advises Partnership that the total amount of Common Units which the Participating Holders and any other persons intend to include in such Underwritten Offering exceeds the number which can be sold in such offering without having an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Partnership can be sold without having such materially adverse effect, with such number to be allocated (i) first to the Partnership and, (ii) second, pro rata among the Participating Holders and Prior Holders who have requested participation in the Piggyback Registration (based, for each such Participating Holder or Prior Holder, as applicable, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such Participating Holder or Prior Holder in such offering by (B) the aggregate number of Common Units proposed to be sold by the Participating Holders and Prior Holders participating in the Piggyback Registration to be included in such offering).

          (c)   The Piggyback Registration rights granted pursuant to this Section 2.4 shall terminate on the third anniversary of the closing of the Merger.

          (d)   In connection with any Underwritten Offering contemplated under this Agreement, the Partnership shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering under this Section 2.4, each Participating Holder and the Partnership shall be obligated to enter into an underwriting agreement which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Participating Holder may participate in such Underwritten Offering unless such Participating Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Participating Holder's benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Participating Holder shall be required to make any representations, warranties or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Participating Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Participating Holder disapproves of the terms of an underwriting, such Participating Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, that such withdrawal must be made prior to the time in the last sentence of Section 2.4(a) to be effective.

          (e)   Each Participating Holder in any Underwritten Offering shall agree in writing not to effect any public sale or distribution of Registrable Securities included in the Registration Statement during such period as may be requested by the Managing Underwriter of such

  Underwritten Offering; provided, that the duration of the foregoing restriction shall be no longer than the duration of the shortest restriction generally imposed by the Managing Underwriter or Underwriters on the officers and directors of the Partnership's general partner.

        2.5    Indemnification.

          (a)   To the extent permitted by law, the Partnership will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Partnership: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or incorporated reference therein, including any Prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and the Partnership will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Partnership, which consent shall not be unreasonably withheld, nor shall the Partnership be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished specifically for use in connection with such registration by or on behalf of such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

          (b)   To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Partnership, each of its directors, its officers and each person, if any, who controls the Partnership within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Partnership or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or incorporated reference therein, including any Prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (collectively, a "Holder Violation"), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder, in such Holder's individual capacity as a holder of Common Units, specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Partnership or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.5 exceed the net proceeds from the offering received by such Holder.

          (c)   Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5.

          (d)   If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (e)   The obligations of the Partnership and Holders under this Section 2.5 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.5 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        2.6    Assignment of Registration Rights.    The rights to cause the Partnership to register and maintain the registration of Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain

Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) is an entity affiliated by common control (or other related entity) with such Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Partnership written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree in writing to be subject to all of the obligations and restrictions of the Holders set forth in this Agreement.

SECTION 3. MISCELLANEOUS.

        3.1    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by telecopy (upon telephonic confirmation of receipt) or on the first Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

  If to the Partnership, to:

    MarkWest Energy GP, L.L.C.
    Attn: General Counsel
    1515 Arapahoe Street
    Tower 2, Suite 700
    Denver, Colorado 80202
    Fax: (303) 290-8769

  With copies to:

    Vinson & Elkins L.L.P.
    Attn: Michael J. Swidler
    666 Fifth Avenue, 26th Floor
    New York, NY 10103
    Fax: (212) 237-0100

    Andrews Kurth LLP
    Attn: Bill Cooper
    1350 I Street, N.W., Suite 1100
    Washington, D.C. 20005
    Fax: (202) 662-2739

  If to a Holder, to:

    MWHC Holding, Inc.
    Attn: John Fox
    155 Inverness Drive West, #330
    Englewood, Colorado 80112
    Fax: (303) 649-2138

  With copies to:

    Cooley Godward Kronish LLP
    Attn: Francis R. Wheeler, Esq.
    380 Interlocken Crescent, Suite 900
    Broomfield, Colorado 80021
    Fax: (720) 566-4099

        3.2    Interpretation.    The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

        3.3    Counterparts.    This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        3.4    Entire Agreement.    This Agreement together with the exhibit hereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

        3.5    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

          (a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (and any appellate court of the State of Delaware) and the Federal courts of the United States of America located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or a Federal court of the United States of America located in the State of Delaware.

          (b)   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 3.5.

        3.6    Amendment; Waiver.    This Agreement may not be amended except by an instrument in writing signed by the Partnership and each Holder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the Partnership and the Holders.

        3.7    Remedies.    All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        3.8    Severability.    Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner adverse to any party or its equityholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties as closely as possible and to the end that the transactions contemplated hereby shall be fulfilled to the maximum extent possible.

        3.9    Successors and Assigns; Third Party Beneficiaries.    Except to the extent provided in Section 2.6, neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than (a) the parties hereto or (b) the parties respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        3.10    Holder Capacity.    Each Holder has entered into this Agreement solely in such Holder's capacity as the beneficial owner of Registrable Securities, including Section 2.5 hereof; provided nothing herein shall in any way limit or restrict any Holder from taking any action in his capacity as a director or officer of the General Partner or the Partnership or otherwise fulfilling his fiduciary obligations as a director or officer of the General Partner or the Partnership.

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        IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

MARKWEST ENERGY PARTNERS, L.P.
By:	MarkWest Energy GP, L.L.C., its general partner
By:

STOCKHOLDERS:

John M. Fox
MWHC HOLDING, INC.
By:

REGISTRATION RIGHTS AGREEMENT
SIGNATURE PAGE

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  Exhibit 10.21
REGISTRATION RIGHTS AGREEMENT
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